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                                                                    EXHIBIT 10.4

                                     FORM OF
                            EVIDENCE OF INDEBTEDNESS

PRINCIPAL AMOUNT: $2,965,127                               DATE: AUGUST 31, 2002

This agreement has been delivered as evidence of indebtedness of Sercap Holdings, LLC to Guy W. Millner, for accrued and unpaid interest in the amount of $2,965,127 owed by the Borrower to Millner under a promissory note dated January 23, 1998, and a promissory note dated January 1, 1999. This Evidence of Indebtedness is not intended to constitute payment of such accrued and unpaid interest.

FOR VALUE RECEIVED, the undersigned hereby promise to pay to the order of Guy W. Millner

The sum of $ 2,965,127, together with interest thereon at the rate of 8% per annum on the unpaid balance. Said sum shall be paid in the following manner:

      Interest shall be paid quarterly. Principal payments will begin December 2004 and continue annually until paid in full. Principal payment shall be $ 500,000 or 25% of Free Cash Flow, which ever is greater. Free Cash Flow is defined as net income after tax plus non-cash items minus working capital.

All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part without penalty. All parties liable for the payment of this Note agree to pay the holder reasonable attorney's fees for services of counsel employed to collect this Note.

The Borrower hereby (a) waives demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit, and diligence in collecting this note; (b) agrees that the Holder shall not be required first to institute any suit, or to exhaust its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; (c) consents to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration; and (d) agrees that notwithstanding the occurrence of any of the foregoing, except with the express written release by the Holder, the Borrower shall be and remain directly and primarily liable for all sums due under this Note.

This Note shall be construed and enforced in accordance with the laws of the State of Georgia.

SERCAP HOLDINGS, LLC

By: /s/ Lawrence Stumbaugh
    ------------------------
    Name: Lawrence Stumbaugh
    Title: CEO

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